Exhibit 10.23

RATING RESET AMENDMENT

TO

COMMITTED FACILITY AGREEMENT

THIRD AMENDMENT AGREEMENT (“Amendment”) dated as of March 16, 2016 to the Committed Facility Agreement, dated as of October 17, 2014 (as amended from time to time, the “Agreement”) between BNP Paribas Prime Brokerage, Inc. (“BNPP PB, Inc”) and Burholme Funding LLC (“Customer”).

1.	Amendment to Section 1 “Funding Event” Definition

The parties agree to amend the definition of “Funding Event” in Section 1 of the Agreement to replace the Closing Date as the beginning date of the period specified therein with the date of this Amendment.

2.	Miscellaneous

(a)	Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings specified for such terms in the Agreement.

(b)	Entire Agreement. The Agreement as amended and supplemented by this Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications and prior writings (except as otherwise provided herein) with respect thereto. Except as expressly set forth herein, the terms and conditions of the Agreement remain in full force and effect.

(c)	Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(d)	Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

(e)	Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York (excluding the laws applicable to conflicts or choice of law other than New York General Obligations Law Section 5-1401 and Section 5-1402).

(Signatures on following page)

IN WITNESS WHEREOF the parties have executed this Amendment with effect from the first date specified on the first page of this Amendment.

BNP PARIBAS PRIME BROKERAGE, INC.	BURHOLME FUNDING LLC

/s/ JP Muir	/s/ Stephen Sypherd
Name: JP Muir Title: Managing Director	Name: Stephen S. Sypherd Title: Vice President, Treasurer and Secretary

/s/ Jeffrey Lowe
Name: Jeffrey Lowe Title: Managing Director